Exhibit (a)(5)(F)

MINERALS TECHNOLOGIES Minerals Technologies Inc. First Quarter 2014 Conference Call

MINERALS TECHNOLOGIES This presentation may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which describe or are based on current expectations. Actual results may differ materially from these expectations. In addition, any statements that are not historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates,” and similar expressions) should also be considered to be forward-looking statements. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this document should be evaluated together with the many uncertainties that affect our businesses, particularly those mentioned in the risk factors and other cautionary statements in our 2013 Annual Report on Form 10-K and in our other reports filed with the Securities and Exchange Commission. Also, this presentation will include certain financial measures that were not prepared in accordance with generally accepted accounting principles. Reconciliations of those non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in our Current Report on Form 8-K dated April 24, 2014, and in our other reports filed with the Securities and Exchange Commission, available on our website at www.mineralstech.com in the “Investor Information — SEC Filings” section. NOTICE TO INVESTORS This presentation is neither an offer to purchase nor a solicitation of an offer to sell shares of AMCOL’s common stock. MTI has filed with the SEC a tender offer statement on Schedule TO regarding the tender offer described herein, and AMCOL has filed with the SEC a solicitation/recommendation statement on Schedule 14D-9 regarding such tender offer. AMCOL’s stockholders are strongly advised to read these tender offer materials carefully and in their entirety, as they may be amended from time to time, because they contain important information about such tender offer that AMCOL’s stockholders should consider prior to making any decisions with respect to such tender offer. Stockholders of AMCOL may obtain a free copy of these documents at the website maintained by the SEC at www.sec.gov or by directing a request to the Information Agent at (888) 750-5834.

MINERALS TECHNOLOGIES Joseph C. Muscari Chief Executive Officer

MINERALS TECHNOLOGIES First Quarter Summary AMCOL Acquisition Close Pending Poland Antitrust Approval Integration Planning Underway EPS $0.58 vs. $0.55 in Q1 2013 Organic Growth Contribution Asia Growth Contribution from New Satellite Plants in India Four New Satellite Plants Under Construction in China Refractories EU and Middle East Growth Sales Up 12% North America Weather Impact

MINERALS TECHNOLOGIES Quarterly EPS Trends 0.530.570.540.530.550.630.630.610.580.350.651Q2Q3Q4Q1Q2Q3Q4Q1Q The above table reflects the Company’s EPS, excluding special items, such as acquisition-related costs, restructuring, asset sales and impairment costs and related tax effects, for all periods presented. These are non-GAAP measures that the Company believes provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of the Company’s ongoing results and thereby affect comparability between periods. The Company believes these non-GAAP measures provide consistency in its financial reporting and facilitate investors’ understanding of historic operating trends. 2012 2013 2014

MINERALS TECHNOLOGIES ?Paper PCC Geographic Expansion ?UPM Changshu China ?Four Satellites Under Construction in China ?Asia Sales Volume Growth of 10% ?India /Thailand Ramp-ups ?Two FulFill® E-325 Advancements ?Europe & North America ?Performance Minerals ?8% Sales Growth in Talc ?Refractories ?Operating Income up 33% Organic Growth Update

MINERALS TECHNOLOGIES Active Discussions Agreement to Trial Equipment in Place Technology Validated Commercial Agreement Business Development activity in ~37 mills 14 37 Active Engagements Q1 2014 8 19 18 17 16 15 13 3 4 2 1 11 9 6 7 12 N. America Europe L. America Asia 20 10 5 23 21 24 25 26 27 28 31 32 33 34 35 22 29 30 36 37 fulfill ® E and V Series Deployment

MINERALS TECHNOLOGIES ?Financing in Place ?SEC Review Complete ?US & Germany Antitrust Complete ?Poland Antitrust Approval Pending ?Integration Plans in Progress AMCOL Acquisition

Customer focused employees

Strong cash flows

Superior

performance and operational excellence

MINERALS TECHNOLOGIES A $2bn minerals-based company with global reach based on: •Mine-to-market value chain management •Demonstrated process technology and innovation leadership •Broad and deep talent pool •Deeper geographic footprint •Significant end market overlap Allowing reinvestment in: •Further market penetration and geographic expansion, especially in Asia •Innovating customized technologies to satisfy future customer needs •Organic growth across all business segments …creating superior return for shareholders Minerals Technologies’ vision for the future Creates a Portfolio of $1 Billion Growth Opportunities

MINERALS TECHNOLOGIES Unlocks more than $50 million of cost synergies and releases more than $100 million cash 10 DESCRIPTION RUN RATE ANNUAL SYNERGIES (Run Rate Year) Synergies GROWTH & OPERATIONAL EXCELLENCE •Acceleration of geographic expansion and new product development •Rapid deployment of MTI shared service business model •Productivity improvement throughout AMCOL operations •Corporate and overhead expense reduction •ERP deployment $50m in 2-3 years Up to $70m in 5 years Asset Efficiency NET WORKING CAPITAL IMPROVEMENTS •Reduction of Net Working Capital days outstanding Up to $100m (2014-2017) ASSET TURNOVER •Improvement in asset utilization and capital deployment Up to $50m (2014-2019)

MINERALS TECHNOLOGIES •MTI and AMCOL are starting to work together to affect a smooth transition •Integration plan is focused on: •Employees •Customers •Suppliers •Business segment strategies •Achievement of targeted synergies •Assuring stability and continuity of: •Business processes •All operations •Key relationships •Investments Focused on Integration 11

MINERALS TECHNOLOGIES Douglas T. Dietrich Chief Financial Officer

MINERALS TECHNOLOGIES 1Q 141Q 13Sales244.4250.5Operating Income28.728.2% of Sales11.7%11.3%EPS0.580.55Performance Highlights ?EPS Growth of 5% ?Improved Performance in Europe ?Continued Growth in Asia ?Continued Productivity Gains in Performance Minerals and Refractories ?Overhead Expense Control ?North America Weather Impact ?Underlying Sales Flat—excluding FX and Weather Impact ?Return on Capital of 8.7% ?AMCOL Acquisition Costs—$0.13 per Share Other Financial Data $ in Millions (except EPS) The above table reflects the Company’s Operating Income and EPS, excluding special items, such as acquisition-related costs, restructuring, asset sales and impairment costs and related tax effects, for all periods presented. These are non-GAAP measures that the Company believes provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of the Company’s ongoing results and thereby affect comparability between periods. The Company believes these non-GAAP measures provide consistency in its financial reporting and facilitate investors’ understanding of historic operating trends. MTI Consolidated Results 1st Quarter Highlights

MINERALS TECHNOLOGIES Profitability Change vs. Prior Year Sales & Operating Income % MTI Sales and Operating Income Q1 2013 11.3% Paper PCC (0.2%) Performance Minerals (0.2%) Refractories 0.8% Q1 2014 11.7% 25124411.7%11.3%050100150200250300Q1 2013Q1 2014Sales ($ Million)0%5%10%15%Operating Margin Sales Operating Margin

Specialty Minerals Segment

1st Quarter Highlights

$ in Millions	1Q 14	1Q 13
Sales	159.7	166.9
Operating Income	21.5	23.3
% of Sales	13.5%	14.0%

Sales & Operating Income



170 168 168 158 165 165 163 160 167 168 167 167 160
20.1 19.3 20.4 16.9 20.8 22.7 23.3 20.9 23.3 25.2 26.0 24.0 21.5
Sales
Oper. Income
200 150 100 50 0
30 25 20 15 10 5
1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q
2011 2012 2013 2014
$ in Millions
Sales
Oper. Income

Sales/Op Income Highlights

- Asia Volumes Up 10%
- Talc Sales Up 8%
- GCC West Sales Up 6%
- Paper Realignments (3%)

- Operating Income Down 8%
  - Weather/Energy Costs (7%)--$1.7M
  - Foreign Exchange (3%)
  - Paper Realignments (5%)
  - Paper PCC India Profit Up 38%
  - Talc Profits Up 15%

Performance Highlights

- Contribution from New India Satellites
- Productivity Improvements in Performance Minerals
- Price Increases
- Cost & Expense Control

The above table reflects the Specialty Minerals Segment's Operating Income, excluding special items, such as restructuring, asset sales and impairment costs. for all periods presented. These are non-GAAP measures that the Company believes provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of the segment's ongoing results and thereby affect comparability between periods. The Company believes these non-GAAP measures provide consistency in its financial reporting and facilitate investors' understanding of historic operating trends.

MINERALS TECHNOLOGIES Profitability Change vs. Prior Year Sales & Operating Income % Specialty Minerals Segment 16016714.0%13.5%050100150200Q1 2013Q1 2014Sales ($ Million)0%3%6%9%12%15%18%Operating MarginSalesOperating Margin Q1 2013 14.0% Price Increases 1.1% Productivity/Cost Improvements 0.6% Energy Costs/Weather (0.9%) Lime Cost Increases (0.8%) Paper Realignments (0.3%) Foreign Exchange (0.2%) Q1 2014 13.5%

MINERALS TECHNOLOGIES 858987848889979192898685839.18.77.27.59.69.210.47.77.86.78.48.56.90204060801001201 Q2Q3Q4Q1Q2Q3Q4Q1Q2Q3Q4Q1QSales051015Oper. IncomeSalesOper. Income$ in Millions ?Underlying Sales Up 4% ?EU/Middle East Sales 12% Higher ?EU Metallurgical Wire Sales Up 22% ?NA Refractory Product Sales Down 5% ?Operating Income Up 33% ?EU/Middle East 70% Higher ?Metallurgical Wire Up 11% ?Weather 9% Negative Effect ?Margin Improvement of 31% ?Productivity Improvement 7% ?New SULB type/CPT Contract in UK Sales/Op Inc Highlights 1st Quarter Highlights Sales & Operating Income Performance Highlights 1Q 141Q 13Sales84.783.6Operating Income9.26.9% of Sales10.9%8.3% The above table reflects the Refractories Segment’s Operating Income, excluding special items, such as restructuring, asset sales and impairment costs, for all periods presented. These are non-GAAP measures that the Company believes provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of the segment’s ongoing results and thereby affect comparability between periods. The Company believes these non-GAAP measures provide consistency in its financial reporting and facilitate investors’ understanding of historic operating trends. 2012 Refractories Segment 2013 $ in Millions 2011 2014

MINERALS TECHNOLOGIES 848510.9%8.3%050100Q1 2013Q1 2014Sales ($ Million)0%4%8%12%Operating MarginSalesOperating MarginProfitability Change vs. Prior Year Sales & Operating Income % Refractories Segment Q1 2013 8.3% Europe Refractory Product Sales 0.8% FX in Turkey 1.3% Wire Sales 0.3% Productivity Improvements and Expense Control 0.8% Weather (0.6%) Q1 2014 10.9%

Financial Performance Trends



Working Capital
2013
Working Capital
A/R and Inventory
1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q
2009 2010 2011 2012 2013 2014
209 192 181 158 154 156 165 164 171 166 162 154 151 153 159 153 151 155 165 166 169
157 155 170 156 165 166 174 166 182 185 178 173 176 177 176 174 180 182 184 179 195
122 106 92 82 77 81 90 85 87 96 97 89 89 90 93 84 88 89 90 89 92
$ in Millions
Working Capital
Accounts Receivable
Inventory



Days Working Capital (wtd avg)
Days WC
86 81 68 59 58 54 57 59 60 57 55 55 57 56 58 59 55 55 57 60 61
1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q
2009 2010 2011 2012 2013 2014



Cash Flow from Operations
Cash Flow
Capex
24 39 53 45 34 40 33 34 19 38 36 41 24 40 40 35 25 34 40 41 15
5 5 9 9 9 8 8 10 8 14 15 15 9 15 14 14 9 14 10 9 11
1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q
2009 2010 2011 2012 2013 2014
$ in Millions
Cash Flow
Cap Ex

MINERALS TECHNOLOGIES ?Specialty Minerals ?Paper PCC ?Normal Paper Mill Maintenance Outages ?Performance Minerals ?Seasonally Strong Period ?Refractories ?Stable Outlook in European Steel Markets ?North America Steel Market Impact ?Iron Ore Shortages in Great Lakes ?AMCOL Transaction and Integration Business Outlook- Second Quarter 2014

MINERALS TECHNOLOGIES